UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 23, 2001

Heritage Commerce Corp

(Exact name of registrant as specified in its charter)

CA	00-23877	77-0469558

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Blvd., San Jose, CA	95113

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                 (408) 947-6900

None

(Former name or former address, if changed since last report.)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

Heritage Commerce Corp Reports Financial
Results for the Second Quarter of 2001

     Heritage Commerce Corp (the “Company”) (NASDAQ: HTBK) today reported consolidated operating results for the second quarter of 2001. Consolidated net income, was $1,890,000, or $0.17 per diluted share, up 27% from $1,489,000 or $0.13 per diluted share for the second quarter of 2000. Annualized return on average assets and return on average equity for the quarter ended June 30, 2001 were 0.95% and 11.90%, respectively, compared with returns of 0.84% and 10.38%, respectively, for the same period in 2000.

     For the second quarter of 2001, as compared with the same period in 2000, net interest income increased from $10,380,000 to $10,620,000, an increase of $240,000, or 2%. The increase is attributable to the growth in earning assets, primarily loans, offset by a decline in interest rates earned. The Company’s net interest margin was 5.52% for the six months ended June 30, 2001, compared with 5.91% for the six months ended June 30, 2000, reflective of the overall decline in the interest rate environment.

     The Company’s operating results are heavily dependent upon market rates of interest. During the first six months of 2001, the Federal Reserve Bank Board of Governors reduced short-term interest rates by 275 basis points. This decrease in short term interest rates immediately affected the rate collected on the majority of the Company’s loans, which reprice in response to the changes in the prime rate. While the decrease in interest rates also affects the cost of interest bearing deposits, which represent one of the Company’s primary funding sources, they tend to reprice more slowly than floating rate loans. The reduction in market rates of interest which took place during the first six months of 2001, as well as any further reductions that may take place in the future, will have a negative effect on the Company’s net interest margin and net interest income.

     Noninterest income was $1,647,000 for the second quarter ended June 30, 2001, compared with $614,000 for the same period in the previous year. The increase was primarily due to the increases in gains on sale of securities and SBA loans recognized in the second quarter of 2001 compared to the same period in 2000.

     Noninterest expense for the quarter ended June 30, 2001 increased by $444,000, or 5%, as compared to the same period in the previous year. The increase was primarily in support of the overall growth of the Company.

     At June 30, 2001, the Company’s total assets were $867,631,000, an increase of $53,336,000, or 7%, from $814,295,000 at June 30, 2000. Total deposits were $770,168,000 at June 30, 2001, up 4% from $737,116,000 at June 30, 2000.

     Total loans were $605,132,000 at June 30, 2001, up 16% from $521,538,000 at June 30, 2000. The Company’s allowance for loan losses was $10,347,000, or 1.71% of total loans, as of June 30, 2001, as compared to $7,738,000, or 1.48% of total loans, at June 30, 2000. The Company had $66,000 in nonperforming assets (NPA’s) as of June 30, 2001, as compared to $1,092,000 as of June 30, 2000.

     Shareholders’ equity as of June 30, 2001 was $70,967,000, compared with $60,276,000 as of June 30, 2000. Book value per share was $6.39 as of June 30, 2001, compared to $5.71 as of June 30, 2000. The Company’s leverage capital ratio was 9.78% at June 30, 2001, compared to 9.06% at June 30, 2000.

     All of the Company’s operations and virtually all of its customers are located in California. The availability of a sufficient supply of electrical power in California has been called into question by recent events, including the bankruptcy of one of the state’s major utilities. While neither the Company nor any of its customers have been materially adversely affected by the electrical power crisis to date, power supply issues could have an affect on future operations of the Company or its customers, including borrowers.

     Heritage Commerce Corp, a bank holding company, is the parent company of four financial institutions: Heritage Bank of Commerce, a commercial bank headquartered in the city of San Jose, with Loan Production offices in San Jose, Pittsburg, Santa Cruz, Elk Grove, Watsonville and Chico; Heritage Bank East Bay, a commercial bank headquartered in the city of Fremont, with an office in Danville; Heritage Bank South Valley, a commercial bank headquartered in the city of Morgan Hill, with an office in Gilroy; and Bank of Los Altos, with two branches in Los Altos and an office in Mountain View.

     The Company’s common stock is listed on the NASDAQ National Market under the symbol “HTBK.”

     Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Reports on Form 10-Q filed by the Company in fiscal 2001.

     For further information about the Company’s financial performance, contact Brad L. Smith, Chief Executive Officer, 408-947-6900 or visit the Company’s web site at www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company’s control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

END

Heritage Commerce Corp
(unaudited)

	At and For the Three Months Ended			At and For the Six Months Ended

	June 30,	June 30,	Percent	June 30,	June 30,	Percent
(In thousands, except per share amounts)	2001	2000	Change	2001	2000	Change

Income Statement Data

Net Interest Income	$10,620	$10,380	2%	$21,700	$19,498	11%

Provision for Loan Losses	528	534	-1%	1,055	1,214	-13%

Noninterest Income	1,647	614	168%	2,868	1,350	112%

Noninterest Expense	8,669	8,225	5%	16,936	15,015	13%

Income Tax Provision	1,180	746	58%	2,506	1,613	55%

Net Income	$1,890	$1,489	27%	$4,071	$3,006	35%

Per Share Data

Earnings Per Share

Basic	$0.17	$0.14	21%	$0.37	$0.29	28%

Diluted	$0.17	$0.13	31%	$0.36	$0.27	33%

Book Value Per Common Share	$6.39	$5.71	12%	$6.39	$5.71	12%

Weighted average shares outstanding used in computing:

Basic earnings per share	11,096,230	10,472,289	6%	11,053,894	10,429,176	6%

Diluted earnings per share	11,400,038	11,276,634	1%	11,370,308	11,227,776	1%

Shares outstanding at period end	11,104,574	10,563,818	5%	11,104,574	10,563,818	5%

Balance Sheet Data

Total Assets				$867,631	$814,295	7%

Securities, Available-For-Sale				62,072	79,429	-23%

Securities, Held-To-Maturity				18,999	21,394	-11%

Loans Held-For-Sale				40,680	27,620	47%

Loans				605,132	521,538	16%

Allowance For Loan Losses				10,347	7,738	34%

Total Deposits				770,168	737,116	4%

Total Shareholders’ Equity				70,967	60,276	18%

Unrealized Gain (loss) on Securities, Net				656	(1,306)	150%

Nonperforming Loans				66	1,092	-94%

Selected Financial Ratios

Net Interest Margin				5.52%	5.91%

Annualized Return on Average Assets				0.95%	0.84%

Annualized Return on Average Equity				11.90%	10.38%

Allowance for Loan Losses to Nonperforming Loans				15661%	709%

Allowance for Loan Losses to Total Loans				1.71%	1.48%

Leverage Ratio				9.78%	9.06%

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 23, 2001	HERITAGE COMMERCE CORP

	By:	/s/ Lawrence D. McGovern

Lawrence D. McGovern
Chief Financial Officer / Executive Vice President